UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 2

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2015

CTI BIOPHARMA CORP.

(Exact name of registrant as specified in its charter)

Washington	001-12465	91-1533912
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3101 Western Avenue, Suite 600

Seattle, Washington 98121

(Address of principal executive offices)

Registrant’s telephone number, including area code: (206) 282-7100

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

In its Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on March 23, 2015, as amended on April 29, 2015, CTI BioPharma Corp. (the “Company”) made reference to the rescheduling of the 2015 annual meeting of shareholders of the Company (the “Annual Meeting”).

This Amendment No. 2 is being filed to report that the date of the Annual Meeting has been scheduled for September 23, 2015.  The record date for the Annual Meeting has been set as the close of business on July 22, 2015. Because the date of the Annual Meeting has been changed by more than 30 days from the anniversary of the Company’s 2014 annual meeting of shareholders, the deadline for the submission of proposals by shareholders for inclusion in the Company’s proxy materials relating to the Annual Meeting in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended (“Rule 14a-8”), will be the close of business on July 1, 2015, which the Company believes is a reasonable time before it expects to begin to print and send its proxy materials. The deadline of July 1, 2015 applies only to shareholder proposals that are eligible for inclusion in the Annual Meeting in accordance with Rule 14a-8. To be eligible for inclusion in the Company’s proxy materials, shareholder proposals must comply with the requirements of Rule 14a-8 and with the Company’s bylaws. Such proposals should be delivered to: CTI BioPharma Corp., 3101 Western Avenue, Suite 600, Seattle, Washington 98121, Attention: Secretary.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CTI BIOPHARMA CORP.
Date: June 11, 2015	By:	/s/ Louis A. Bianco
Louis A. Bianco
Executive Vice President, Finance and
Administration